Exhibit 10.7
FIRST MODIFICATION AGREEMENT
(Long Form)
This FIRST MODIFICATION AGREEMENT (Long Form) (this "Agreement") is dated as of June 19, 2015, by and among (i) KBSIII PARK PLACE VILLAGE, LLC, a Delaware limited liability company ("Additional Borrower"), (ii) KBSIII DOMAIN GATEWAY, LLC, KBSIII 1550 WEST MCEWEN DRIVE, LLC, KBSIII 155 NORTH 400 WEST, LLC, and KBSIII TOWER AT LAKE CAROLYN, LLC, each a Delaware limited liability company (collectively, the "Initial Borrowers"), (iii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent, lead arranger and book manager (in such capacity, "Agent"), and (iv) each lender party hereto (individually, a "Lender" and collectively with any lender that becomes a party to the Loan Agreement (defined below) in the future, the "Lenders").
RECITALS
(A)    Initial Borrowers, Agent and Lenders entered into that certain Amended and Restated Loan Agreement dated as of March 10, 2014 (the "Loan Agreement"). Pursuant to the Loan Agreement, Lenders made a loan to the Initial Borrowers in the original maximum principal amount of Two Hundred Million and No/100 Dollars ($200,000,000.00) (the "Loan"), consisting of a Revolving Portion and a Non-Revolving Portion (as such terms are defined in the Loan Agreement). Subject to the satisfaction of the conditions set forth in Section 7.20 of the Loan Agreement, the Loan is subject to increase up to an aggregate principal amount of up to Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00).
(B)    The Loan is evidenced by Promissory Notes in the aggregate principal amount of $200,000,000.00, each made by Borrowers in favor of a Lender (collectively, the "Notes").
(1)    As of the Effective Date (defined below), the obligations of Borrowers under the Notes and the Loan Agreement are secured by the following first priority deeds of trust and mortgages, each executed by a Borrower in favor of Agent and covering one of the Properties (collectively, the "Deeds of Trust"):
(i)    Amended and Restated Deed of Trust (With Assignment of Leases and Rents, Security Agreement and Fixture Filing) (Domain Gateway) recorded as Instrument No. 2014036078 in the Official Records of Travis County, Texas on March 14, 2014;
(ii)    Amended and Restated Deed of Trust (With Assignment of Leases and Rents, Security Agreement and Fixture Filing)(McEwen) recorded at Book 6147, Pages 110-156 in the Official Records of Williamson County, Tennessee on March 19, 2014;
(iii)    Amended and Restated Deed of Trust (With Assignment of Leases and Rents, Security Agreement and Fixture Filing)(Salt Lake Hardware) recorded as Instrument No. 11817759 in the Official Records of Salt Lake County, Utah on March 13, 2014;

(iv)    Amended and Restated Deed of Trust (With Assignment of Leases and Rents, Security Agreement and Fixture Filing)(Lake Carolyn) recorded as Instrument No. 201400061409 in the Official Records of Dallas County, Texas on March 14, 2014; and
(v)    Mortgage (With Assignment of Leases and Rents, Security Agreement and Fixture Filing)(Park Place Village) dated as of even date herewith, to be recorded in the Official Records of Johnson County, Kansas (the "Park Place Village Mortgage").
(D)    Concurrently with entering into this Agreement, Additional Borrower, Initial Borrowers, Agent and the Lenders are entering into that certain Assumption and Joinder Agreement (the "Joinder"), pursuant to which, among other things, Additional Borrower is becoming a "Borrower" under the Loan Agreement and the other Loan Documents, and the property described in the Park Place Village Mortgage is being added as one of the "Properties" securing the Loan.
(E)    In connection with the Loan, the Initial Borrowers, KBSIII 201 SPEAR STREET, LLC (the "Released Borrower"), and by executing the Joinder, the Additional Borrower, executed in favor of Agent and the Lenders that certain Amended and Restated Unsecured Environmental Indemnity (the "Environmental Indemnity") and the other "Loan Documents", as such term is defined in the Loan Agreement.
(F)    As of the date of this Agreement, the Committed Amount is $200,000,000.00, the Principal Balance is $100,000,000.00, the Revolving Portion is $100,000,000.00 (of which $0.00 of principal is outstanding), and the Non-Revolving Portion is $100,000,000.00 (of which $100,000,000.00 of principal is outstanding).
(G)      Borrower has requested, and Agent and the Lenders have agreed to modify the Loan Agreement and the other Loan Documents to, among other things, (i) extend the term of the Loan, (ii) modify the interest rate applicable to the Loan, and (iii) modify the method of calculating the borrowing base for purposes of determining the remaining availability under the Loan, subject to the terms and conditions set forth in this Agreement.
(H)    As used herein, the term "Loan Documents" shall mean the Loan Agreement, the Notes, the Deeds of Trust, the Environmental Indemnity and the other "Loan Documents" as such term is defined in the Loan Agreement. This Agreement and the Short Form Agreements (as defined below) also shall constitute Loan Documents. Capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement. As used herein the terms "Borrower" or "Borrowers" shall mean, individually or collectively as the context may require, each Initial Borrower, Additional Borrower, and each additional New Borrower that becomes a Borrower pursuant to the provisions of Section 7.21 of the Loan Agreement. Unless otherwise specified, as used herein, the term "Borrower" shall mean each Borrower individually and all Borrowers collectively, and jointly and severally, using an interpretation most favorable to Agent and Lenders.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth below and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Recitals; Representations; Reaffirmation of Loan. The foregoing recitals are true and correct and are incorporated herein by this reference. As of the Effective Date (as defined in Section 6 below), each Borrower hereby represents and warrants to Agent and the Lenders that, no Event of Default has occurred and is continuing and to Borrower's knowledge, no condition has occurred and is continuing that, with notice or the passage of time or both, would constitute an Event of Default. Each Borrower hereby reaffirms all of its obligations under the Loan Documents and relating to any Swap Contracts, and acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Loan Agreement, the Notes or under any Swap Contracts. Without limiting the foregoing, each Borrower reaffirms Agent's right, following the occurrence and during the continuance of any Event of Default, to apply any and all payments made by Borrower or otherwise received by Agent or the Lenders with respect to the Loan and any Swap Contracts between a Borrower and any one or more Lenders, including without limitation all proceeds received from the sale or liquidation of any collateral, to the obligations owing by Borrower under the Loan Documents and Swap Contracts in such order and manner deemed appropriate by Agent in Agent's sole discretion (subject to any consent rights of the Lenders set forth in Section 1.14 of the Loan Agreement), and each Borrower acknowledges that it shall have no right to direct Agent as to such application or designate the portion of the obligation to be satisfied.
2.    Amendment to Loan Documents. In addition to any other amendments provided for herein, the Loan Documents are hereby modified, as follows (which modifications shall be effective as of the Effective Date, as defined below):
(a)Definitions. The following definitions in the Loan Agreement are hereby added or amended to read as follows:
"Anti-Corruption Laws: Means all laws, rules, and regulations of any jurisdiction applicable to Borrower or its Affiliates from time to time concerning or relating to bribery or corruption.
Applicable Margin: Means one and nine-tenths percent (1.90%) per     annum.
Association: Collectively shall mean (i) the Commercial Owner’s Association of Park Place, Inc., a Kansas not-for-profit corporation as the association under the Commercial Declaration as defined in the Assignment of Declarant’s Rights (defined in the First Modification) and (ii) the Master Association of Park Place, Inc., a Kansas not-for-profit corporation as the association under the Master Declaration as defined in the Assignment of Declarant’s Rights (defined in the First Modification).

First Modification: Shall mean that First Modification Agreement (Long Form) dated as of June 19, 2015 by and between Borrowers, Agent and Lenders.
LIBOR Rate: An annual rate of interest equal to the Applicable Margin plus the greater of (i) LIBOR and (ii) zero percent (0%). Agent's internal records of applicable interest rates shall be determinative in the absence of manifest error.
Monthly Reset LIBOR Rate: Shall mean an annual rate of interest equal to the Applicable Margin plus the greater of (i) zero percent (0%) and (ii) the one-month LIBOR rate quoted by Agent from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect two New York Banking Days prior to the beginning of each calendar month, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate to be reset at the beginning of each succeeding month. Notwithstanding the immediately preceding sentence, if on any date for determining the one-month LIBOR rate, Agent shall determine (which determination shall be conclusive in the absence of manifest error) that (a) because of circumstances affecting the Money Markets, adequate and fair means do not exist for ascertaining the one-month LIBOR rate, or (b) it is unlawful to maintain any advance of the Loan at a rate based on the one-month LIBOR rate, Agent shall promptly give to Borrower telephonic notice (confirmed as soon as practicable in writing) of the nature and effect of such circumstances and/or illegality. After receipt of such notice and during the existence of such circumstances and/or illegality, the interest rate shall be determined based upon an alternate index selected by Agent, in its sole discretion, reasonably comparable to that of one-month LIBOR, intended to generate a return substantially the same as that generated by the one-month LIBOR rate, and all references in the Loan Documents to the one-month LIBOR rate shall be deemed to be references to such alternate rate while such rate is in effect."
(b)Maturity Date.
(i)The definition of "Maturity Date" set forth in the Loan Agreement is hereby amended to read as follows:
"Maturity Date: June 1, 2019, as such date may be extended in accordance with the provisions of Section 1.4."
(ii)Section 1.4(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"(d)    Immediately prior to the commencement of the Extension, Borrower shall pay to Agent for the benefit of the Lenders an extension fee in the amount of two-tenths of one percent (0.20%) of the then Committed Amount at the time of the extension."
(c)Borrowing Base Availability. The following definitions in the Loan Agreement are hereby amended to read as follows:
"Annualized Net Operating Income: Means annualized Net Operating Income before payment of debt service from the Properties securing the Loan as of the date of calculation, calculated by annualizing the Net Operating Income for the immediately preceding prior two calendar quarters, provided that if the Debt Service Coverage Ratio is being calculated within 45 days after the end of a calendar quarter, the Net Operating Income shall be calculated by looking at the Net Operating Income during the two calendar quarters preceding the immediately prior calendar quarter; e.g., if the Debt Service Coverage Ratio is being calculated on January 10, 2016, the six-month period would be the period commencing on April 1, 2015 and ending on September 30, 2015, and if the Debt Service Coverage Ratio is being calculated on February 20, 2016, the six-month period would be the period commencing on July 1, 2015, and ending on December 31, 2015). Notwithstanding the foregoing, if any Property has been owned by a Borrower for less than the entire applicable foregoing period (but for not less than one full calendar quarter), then Net Operating Income for such Property shall be calculated by annualizing the Net Operating Income for such Property based on the full calendar quarter during which a Borrower owned such Property. In addition, until a Property has secured the Loan for one full calendar quarter, the Net Operating Income for that Property shall be calculated using the Agent's underwritten projected year one Rental Income and Operating Expenses for such Additional Property based on the Appraisal obtained for such Additional Property in accordance with Section 7.21 (e.g., if an Additional Property is added on June 15, 2015, this sentence would apply to such Additional Property until September 30, 2015).
Borrowing Base Amount: Shall mean the lesser of (a) the product obtained by multiplying the Maximum Borrowing Base Leverage Ratio by the Borrowing Base Value (provided that such amount determined under this subparagraph (a) may not exceed $50,000,000 with respect to any one Property at the time it is being added as collateral to the Loan, unless otherwise approved by Agent), and (b) the Loan balance resulting in a Debt Service Coverage Ratio equal to the Minimum Borrowing Base DSCR, calculated by dividing (i) Annualized Net Operating Income for the Properties then securing the Loan by (ii) the product obtained by multiplying (A) the Minimum Borrowing Base DSCR by (B) the Borrowing Base Loan Constant.
Borrowing Base Loan Constant: Shall mean the greater of (i) a loan constant of 0.0778 (which is based on an interest rate of six and three-

quarters percent (6.75%) per annum and principal amortization based on a 30-year amortization schedule), and (ii) a loan constant, expressed as a decimal, based on an interest rate of two and one-quarter percent (2.25%) per annum in excess of the Treasury Note Rate as of the date of calculation, and principal amortization based on a 30-year amortization schedule, as reasonably determined by Agent.
Net Operating Income: Shall mean the amount of (a) Gross Operating Income for the applicable period of time in question, less (b) the amount of Operating Expenses for such period of time, less (c) a replacement reserve equal to $0.25 per square foot for all of the Improvements consisting of office buildings and retail buildings and $0.10 per square foot for all Improvements consisting of industrial buildings.
Non-Revolving Portion: Shall mean, at any time, and from time to time, fifty percent (50%) of the then Committed Amount (as such Committed Amount may increase or decrease pursuant to the terms of this Agreement)."
(d)No Litigation or Defaults. Section 4.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“No Litigation or Defaults. Except with respect to Pending Case No. 13CV08876, first amended petition filed August 25, 2014 in the District Court of Johnson County, Kansas, styled 801 Fish Lea, LLC, Plaintiff(s) vs. Park Place Village 3, LLC, and other parties, Defendant(s), and except as otherwise disclosed to and acknowledged by Agent in writing, to the knowledge of Borrower, there are no actions, suits or proceedings pending or threatened in writing against any Borrower, any Guarantor or any Property, or involving the validity or enforceability of the Loan Documents or the priority of the lien thereof, at law or in equity; and no Borrower or Guarantor is in default under any order, writ, injunction, decree or demand of any court or any administrative body having jurisdiction over such Borrower or Guarantor.”
(e)Required Minimum Funded Amount. Section 5.28 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"5.28    Required Minimum Funded Amount. The outstanding Principal Balance shall at all times be at least equal to fifty percent (50%) of the then Committed Amount. However, should at any time the Principal Balance be less than fifty percent (50%) of the then applicable Committed Amount, Borrowers may, at Borrower's option, within thirty (30) days of written demand by Agent, either (i) permanently cancel any unfunded portions of the Committed Amount or (ii) make a draw under the Loan (to the extent Borrowers have satisfied the requirements hereunder for such draw), in order to satisfy this requirement; provided further, however, the Borrowers shall be required, within ten (10) days of written demand by Agent, to pay down the outstanding Principal Balance to the extent that it exceeds the reduced Committed Amount, so that the Principal Balance never exceeds the then applicable Committed Amount."
(f)Non-Revolving Portion. Clause (c) of the second sentence of Section 7.20 of the Loan Agreement is hereby deleted and replaced with the following:
"(c) unless Agent otherwise consents in writing, the allocation of the increased Committed Amount between the Revolving Portion and the Non-Revolving Portion shall be fifty percent (50%) to the Revolving Portion and fifty percent (50%) to the Non-Revolving Portion."
(g)Providing Financial Information. The second sentence of Section 5.4 of the Loan Agreement is hereby amended to add the word "reasonably" between the words "accountant" and "satisfactory to Agent".
(h)Anti-Corruption Provisions.
(i)    The following terms are hereby added to the "Definitions" Section of the Loan Agreement in the alphabetical order in which they appear:
"Blocked Person: Shall have the meaning set forth in Section 5.18.
OFAC: Means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
Sanctioned Country: Means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.
Sanctioned Person: Means, at any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person owned 50% or more, directly or indirectly, by any of the above.
Sanctions: Means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
USA Patriot Act: Shall have the meaning ascribed such term in Section 5.18 hereof."

(ii)    Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws. The following is hereby added as a new Section 4.17 to the Loan Agreement:
"4.17 Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.
(a)    Each Borrower, its Affiliates, and, to Borrower's knowledge, their respective officers and employees, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. No Borrower, any of its Affiliates or, to any Borrower's or such Affiliate's knowledge, any of their respective directors, officers or employees, is a Sanctioned Person. None of (i) the Loan, (ii) the use of the proceeds of the Loan, or (iii) any other transactions contemplated hereby will violate Anti-Corruption Laws or any applicable Sanctions.
(b)    Neither the making of the Loan hereunder nor the use of the proceeds thereof will violate the USA Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. Borrower and its Affiliates are in compliance in all material respects with the USA Patriot Act."
(iii)    Use of Proceeds. The following sentence is hereby added to the end of Section 5.2 of the Loan Agreement:
"Borrowers will not request any Advance, and Borrowers shall not, and shall ensure that each Borrower's Affiliates shall not, use any Loan proceeds (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) in any manner that would result in the violation of any applicable Sanctions."
(iv)    Compliance with Laws. The following sentence is hereby added to the end of Section 5.10 of the Loan Agreement:
"Each Borrower will, and will cause each of its Affiliates to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, all Anti-Corruption Laws and applicable Sanctions."
(v)    USA Patriot Act Compliance Covenant. Section 5.18 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"5.18    USA Patriot Act Compliance Covenant. No Borrower or Guarantor, and no Affiliate or agent of any Borrower or Guarantor shall (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, the USA Patriot Act of 2001 (Title III of Public Law 107-56) as amended from time to time, and any successor statute (the "USA Patriot Act") or any other Anti-Terrorism Law.  Each Borrower shall, and shall use its commercially reasonable efforts to cause each of its Affiliates to, provide such information and take such actions as are reasonably requested by Agent or any Lender in order to assist Agent and the Lenders in maintaining compliance with the USA Patriot Act. Each Borrower shall deliver to Agent any certification or other evidence requested from time to time by Agent in its sole discretion, confirming such Borrower's compliance with this Section. For the purposes of this Section, (1) "Blocked Person" shall mean (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224; (v) a Person that is named as a "specially designated national" on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or (vi) a Person who is affiliated or associated with a person or entity listed above and (2) "Anti-Terrorism Laws" shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the Law administered by OFAC (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced)."
(g)    The following is hereby added as a new Section 5.29 to the Loan Agreement:
"5.29    Amendments to CC&Rs.
(a)    Borrowers shall not, and shall cause Declarant (as defined in the Assignment of Declarant's Rights defined in the First Modification) and the respective Association not to, without the consent of Majority Lenders: (i) amend, modify or terminate the Commercial Declaration as defined in the Assignment of Declarant's Rights (defined in the First Modification) or the Master Declaration as defined in the Assignment of Declarant’s Rights, which results in a material and adverse modification of Borrower's (or any future owner’s) rights (including without limitation easement, access or parking rights), or materially increases the Borrower's (or any future owner’s) obligations, under the Commercial Declaration or Master Declaration, or (ii) transfer (as such term is defined in the Park Place Village Mortgage defined in the First Modification) any material easement, access or parking rights owned by the Associations under the Commercial Declaration and/or the Master Declaration, to the extent that such transfer results in a material and adverse modification of Borrower’s (or any future owner’s) rights with respect thereto. In addition to the foregoing, as to any of the actions referenced in subparagraphs (i) and (ii) that do not require written consent of the Majority Lenders, upon Borrower’s written request, Agent and Lenders shall execute a consent and acknowledgment thereto, in form and substance reasonably acceptable to Agent and Lenders.
(b)    Borrowers make no representation or warranty as to the enforceability of the Assignment of Declarant's Rights or its compliance with the provisions of the Master Declaration or the Commercial Declaration. Agent acknowledges and agrees that the unenforceability of any specific provision of the Assignment of Declarant's Rights shall not in and of itself constitute an Event of Default under the Loan Documents, so long as Agent shall have the ability to exercise its rights under the Assignment of Declarant's Rights upon compliance with the terms and conditions set forth in the Master Declaration and the Commercial Declaration, respectively."
(h)    Exclusionary Terms.
(i)    The following is hereby added as a new Section 7.27 to the Loan Agreement:

"7.27    Ineligible Guarantor Exclusionary Terms. The U.S. Bank Ineligible Guarantor Exclusionary Terms and Conditions dated as of May 15, 2013 and attached hereto as Exhibit M are hereby incorporated into this Agreement in their entireties. Each Borrower (and by executing a Joinder Agreement, each New Borrower) acknowledges receipt thereof. Each Borrower represents as of the date of the execution of this Agreement, and is deemed to represent on each day that any Borrower (or its Affiliate) enters into a Swap Transaction, that it is an "eligible contract participant" as defined in the Commodity Exchange Act (7 U.S.C. §1, et seq., as amended from time to time, and any successor statute). In the event that any Lender or any Affiliate of a Lender becomes an assignee or participant of or in Swap Dealer’s interest in a Swap Obligation, such assignee or participant shall be deemed a “Swap Dealer” subject to the Exclusionary Terms. For purposes of the U.S. Bank Ineligible Guarantor Exclusionary Terms and Conditions dated as of May 15, 2013, each Borrower shall be considered a “Guarantor” to the extent such Borrower is deemed to guaranty the Swap Contract obligations of any other Borrower."
(ii)    Exhibit M attached hereto is hereby added as a new Exhibit M to the Loan Agreement.
(i)    Repayment Guaranty. The second paragraph of Section 2 of the Guaranty is hereby deleted in its entirety and is replaced with the following:
“Notwithstanding anything else to the contrary contained in this Guaranty, the maximum amount for which the Guarantor shall be liable under this Guaranty shall not exceed (i) the Base Guaranteed Amount (defined below as the same shall be determined from time to time), plus (ii) all Swap Contract Obligations relating to the Loan, and any and all other present and future Swap Transactions and Swap Contracts, plus (iii) 100% of all amounts owing under the Environmental Indemnity by any Borrower if (and only if) an Environmental Insurance Policy (as defined in the Loan Agreement and substantially and materially in the form approved by Agent (A) pursuant to Section 2.1(r) of the Loan Agreement as to the Initial Properties and (B) at the time a Property is added as collateral for the Loan as to all other Properties) is not then in place or, if not then in place, does not otherwise cover Borrower for claims relating to environmental matters when and if demand is made by Agent under the Environmental Indemnity (i.e., Guarantor shall have no liability under this Guaranty for amounts owing under the Environmental Indemnity so long as the Environmental Insurance Policy covering the Properties is in place or otherwise covers the liability of Borrower for environmental matters at the time demand is made by Agent to Borrower under the Environmental Indemnity, whether or not the claim relating to any such environmental matter is a covered claim under such Environmental Insurance Policy), plus (iv) 100% of any deficiency, loss or damage suffered by Agent and Lenders because of: (1) the intentional misapplication or misappropriation by Borrower of any funds derived from any Property, including the misapplication or misappropriation by Borrower of rent, security deposits, insurance proceeds, condemnation awards, or other income arising with respect to any Property; (2) Borrower's intentional commission of physical waste with respect to any Property; (3) the fraud or intentional misrepresentation by Borrower or Guarantor made in or in connection with the Loan Documents or the Loan; (4) any act of Borrower, its Affiliates or Guarantor (or any of Borrower, its Affiliates or Guarantor causing the Association) to (i) (a) amend, modify or terminate the Commercial Declaration as defined in the Assignment of Declarant's Rights (defined in the First Modification) or the Master Declaration as defined in the Assignment of Declarant’s Rights, or (b) direct the Association to take any act in direct contravention of the terms and conditions of the Commercial Declaration or the Master Declaration, in each case, which results in a material and adverse modification of Borrower's (or any future owner’s) rights (including without limitation parking and access rights), or materially increases the Borrower's (or any future owner’s) obligations, under the Commercial Declaration or Master Declaration, or (ii) transfer (as such term is defined in the Park Place Village Mortgage defined in the First Modification) of any easement, access or parking rights owned by the Associations under the Commercial Declaration and/or the Master Declaration, to the extent that such transfer results in a material and adverse modification of Borrower’s rights with respect thereto; or (5) Borrower's voluntary or collusive filing, or the filing against Borrower by any party, of any proceeding for relief under any federal or state bankruptcy, insolvency or receivership laws or any assignment for the benefit of creditors made by Borrower not dismissed within 90 days.”
(j)    Release; Termination of Swap Contracts. The second to last sentence of Section 5.15 of each of the Deeds of Trust (excluding the Park Place Village Mortgage) are hereby modified to replace the words "all Swap Contracts shall have been terminated" with the words "all Swap Contracts secured by this Deed of Trust shall have been terminated (or modified to reflect that such Swap Contracts are no longer secured by this Deed of Trust, which modification shall be subject to Beneficiary's approval, in its sole discretion)".
(k)    Grandfathered Obligations. For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (“FATCA”) under the Loan Agreement, from and after the effective date of this Agreement, each Borrower and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the Loan as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
3.    Security Documents. The Deeds of Trust and all other Loan Documents which secure Borrowers' indebtedness and obligations under the Loan shall secure, in addition to all other indebtedness and obligations secured thereby, the payment and performance of all other present and future indebtedness and obligations of Borrowers under (A) this Agreement, (B) the Note and all other Loan Documents, as amended by this Agreement, (C) all present and future Swap Contracts, and (D) any and all amendments, modifications, renewals and/or extensions of this Agreement or the Note, regardless of whether any such amendment, modification, renewal or extension is evidenced by a new or additional instrument, document or agreement. All references in the Deeds of Trust and all other references in the Loan Documents to the "Loan" shall mean the Loan, as amended by this Agreement and the Short Form Agreements.
4.    Definitions. Except as provided in this Agreement, all references in the Loan Agreement, in each of the Deeds of Trust and in the other Loan Documents: (i) to the Loan Agreement shall mean the Loan Agreement as amended by this Agreement, (ii) to a Deed of Trust shall mean such Deed of Trust as amended hereby and by the applicable Short Form Agreement, (iii) the Loan Documents shall mean the Loan Documents as such term is defined in this Agreement, and (iv) to any particular Loan Document shall mean such Loan Document as modified by this Agreement.
5.    No Other Modifications. Except as expressly set forth above, the Loan Documents shall be and remain unmodified and in full force and effect.
6.    Conditions Precedent. This Agreement shall not be effective, and neither Agent nor Lenders shall have any obligations hereunder, unless all of the following conditions are satisfied in a manner acceptable to Agent in Agent's sole judgment. The following conditions shall be deemed satisfied on the date (the "Effective Date") that Agent causes the Short Form Agreements and any other documents which Lender may require or request in accordance with this Agreement or the other Loan Documents to be recorded in the Official Records defined below (provided that, if for any reason any of the following conditions are not satisfied, or waived in writing by Agent, on or before the Effective Date, they shall continue as covenants of each party hereto to Agent and the Lenders to the extent reserved in writing by Agent prior to the Effective Date):
(a)Modification Documents. Agent shall have received and approved the executed originals of (collectively, the "Modification Documents"): (i) this Agreement (including any attached consents), (ii) the First Modification Agreement (Short Form) relating to each Deed of Trust ("Short Form Agreements") other than the Park Place Village Mortgage, (iii) the Joinder, (iv) the Assignment of Declarant’s Rights (CC&Rs) (the “Assignment of Declarant’s Rights”), and (v) the Park Place Village Mortgage.
(b)Recordation. The Short Form Agreements, the Assignment of Declarant’s Rights, and the Park Place Village Mortgage shall have been recorded in the Official Records of the county and state where each respective Property is located (the "Official Records"), all in accordance with Agent's instructions to First American Title Insurance Company (the "Title Company").
(c)Status of Title. Borrower shall cause the Title Company to issue at Borrower's expense an ALTA 11-06 or CLTA 110.5 Modification Endorsement (or local equivalent) to each Title Policy insuring the continuing validity and first‑position lien priority of each of the Deeds of Trust, in light of this Agreement.
(d)Formation Documents. Borrower shall have delivered to Agent all documents evidencing the formation, organization, good standing and valid existence of Borrower.
(e)Opinion of Counsel. Borrower shall have delivered to Agent one or more opinion(s) of counsel reasonably acceptable to Agent covering the due authorization of Additional Borrower to enter into the Joinder and the Park Place Village Mortgage, and the enforceability of the Park Place Village Mortgage.
(f)Payment of Agent's Expenses. Borrowers shall have paid all costs and expenses incurred by Agent in connection with this Agreement, including attorneys' fees and costs, title insurance premiums, recording charges and the costs of any lien searches undertaken by Agent in connection with this Agreement.
(g)Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.
7.    Miscellaneous.
(a)    Further Assurances. Borrowers shall, upon the request of Agent or the Lenders, execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, such further documents, instruments or agreements, and perform such other acts, as may be necessary, desirable or proper for carrying out the intention or facilitating the performance of the terms of this Agreement, or for assuring the validity of, perfecting or preserving the lien of the Deeds of Trust or any other Loan Documents.
(b)    No Third Parties Benefitted. This Agreement is entered into for the sole benefit of the parties hereto and no third party beneficiary rights shall be created hereby.
(c)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

(d)    Construction of this Agreement. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. Time is of the essence of each term of the Loan Documents, including this Agreement. As used herein, the term "including" means "including, but not limited to," and the term "include(s)" means "include(s), without limitation." This Agreement has been drafted by all the parties hereto collectively. Therefore, each party to this Agreement agrees that any statute or rule of construction providing that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.
(e)    Survival of Representations, Warranties and Covenants. Each and all provisions of this Agreement shall survive and remain in full force and effect until all obligations of Borrowers under the Loan Documents are paid and performed in full. All releases herein shall survive repayment and performance of such obligations and/or any foreclosure under or reconveyance of the Deeds of Trust.
(f)    Governing Law; Waiver of Jury Trial. This Agreement, the rights of the parties hereunder and the interpretation hereof shall be governed by, and construed in accordance with, the laws of the State of California in all respects. To the maximum extent permitted by applicable law, Borrowers hereby waive any right to a trial by jury in any action relating to the Loan and/or the Loan Documents.
(g)    Severability. In the event of any invalidity or unenforceability of any provision of this Agreement, the remainder of this Agreement shall remain in full force and effect.
(h)    Same Indebtedness; Priority of Liens Not Affected. This Agreement and the execution of other documents contemplated hereby do not constitute the extinguishment of any debt evidenced by the Loan Documents, nor will they in any way affect or impair the liens and security interests created by the Loan Documents, which Borrowers acknowledge to be valid and existing liens on and security interests in the Properties. Borrowers agree that the liens and security interests created by the Deeds of Trust continue to be in full force and effect, unaffected and unimpaired by this Agreement or by the transactions contemplated herein and that said liens and security interests shall so continue in their perfection and priority until the debt secured by the Loan Documents is fully discharged.
8.    TDD Development Agreement and Transient Guest Tax Development Agreement.  Agent acknowledges that it has received the following agreements:
(a)    that certain Development Agreement dated October 17, 2005, as amended by First Amendment to Development Agreement dated October 15, 2007, as amended by Second  Amendment to Development Agreement dated August 15, 2011, and as amended by Third Amendment to Development Agreement dated October 20, 2014, which documents are recorded against the  Property and have been supplemented and modified by various resolutions and ordinances recorded against the Property (as amended, collectively, the “TDD Development Agreement”); and

(b)    that certain Development Agreement for Use of Transient Guest Tax dated October 15, 2007, as amended by First Amendment to Development Agreement for Use of Transient Guest Tax dated August 15, 2011, and as amended by Second Amendment to Development Agreement for Use of Transient Guest Tax dated October 20, 2014, which documents are recorded against the Property and have been supplemented and modified by various resolutions and ordinances recorded against the Property (as amended, collectively, the “Transient Guest Tax Development Agreement”, and, together with the TDD Development Agreement, as they may be hereafter amended from time-to-time, the “Development Agreements”).
(c)    Agent acknowledges that Borrower has advised Agent that:

(1)
although Borrower is acquiring the Property subject to the terms and conditions of the Development Agreements, in connection with Borrower’s acquisition of the Property Borrower will not currently be receiving  an assignment of, nor will Borrower be assuming, any of the rights and/or obligations under, the Development Agreements, including without limitation, the right to receive payment of any amounts that may now, or may hereafter, be payable under the Development Agreements, and

(2)
following the acquisition of the Property by Borrower, Borrower and the party (the “Seller”)  from whom Borrower purchased the Property will be working together to amend and modify, and/or entirely replace (the “TDD Modifications”), the terms of the Development Agreements to allow Borrower to be entitled to certain payments under the TDD Development Agreement and to allow the Seller to be entitled to certain payments under the Transient Guest Tax Development Agreement.

Agent agrees that Borrower shall have the right from time to time to enter into the TDD Modifications, subject to Agent’s prior written approval (not to be unreasonably withheld, conditioned or delayed, provided it can be conditioned upon receipt of a collateral assignment (in form and substance reasonably acceptable to Borrower and which shall expressly provide (A) that Borrower is not assigning to Agent the approximate $300,000 of the “pay-as-you-go” payments remaining to be paid under the terms of the TDD Development Agreement, which “pay-as-you-go” payments are to be remitted to the Seller, (B) such rights are being assigned only to the extent the same are assignable and without any representations or warranties that such rights are assignable, and (C) the failure of any such assignment to be enforceable shall not constitute a default under the Loan Documents) of any rights that Borrower may have under the TDD Development Agreement and the TDD Modification relating to the TDD Development Agreement), provided, that such collateral assignment shall only be made to the extent not a breach of Borrower’s contractual obligations under the TDD Development Agreement), and that, upon ten (10) days prior written request from Borrower to Agent, subject to receipt of the assignment required by Agent and reasonably approved by Borrower, Agent shall execute and join in (to the extent necessary or advisable to effectuate any such amendment, modification or termination) on any amendment and/or modification to the Development Agreements, any termination of the Development Agreements and/or any execution of new replacement Development Agreements, and other documentation relating to the TDD Modifications from time to time, in order to, among other things, memorialize Seller’s rights under the Development Agreements and to memorialize Borrower’s rights under the Development Agreements, provided that no such TDD Modifications shall impair Agent’s rights under the Loan documents or the collateral secured by the Loan documents in any material and adverse respect. To the extent Borrower (i) has or obtains at any time any rights under the Transient Guest Tax Development Agreement that are intended to be retained by Borrower (and not to be transferred to Seller), and (ii) Borrower reasonably determines there is material value to such rights, Borrower shall give written notice of same to Agent, and at Agent’s request, shall provide a collateral assignment of such Transient Guest Tax Development Agreement on the same terms and conditions as set forth above for the TDD Development Agreement.
9.    Counterparts. This Agreement may be executed by the parties hereto in one or more separate counterparts, and counterpart original signature pages may be assembled into one original document.
10.    Integration. The Loan Documents, including this Agreement; (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail. By executing this Agreement and initialing below each Borrower expressly represents and warrants that it did not rely on any representation, assurance or agreement, oral or written, not expressly set forth in this Agreement or any of the other Loan Documents in reaching its decision to enter into this Agreement or any of the other Loan Documents and that no promises or other representations have been made to Borrowers which conflict with the written terms of the Loan Documents. Each Borrower represents to Lender that (i) it has read and understands the terms and conditions contained in this Agreement and the other Loan Documents executed in connection with this Agreement, (ii) its legal counsel has carefully reviewed all of the Loan Documents and it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and all other Loan Documents, (iii) it is satisfied with its legal counsel and the advice received from it, and (iv) it has relied only on its review of the Loan Documents and its own legal counsel's advice and representations (and it has not relied on any advice or representations from Agent, any Lender or Agent's or any Lender's officers, employees, agents or attorneys). The Loan Documents may not be modified, amended or terminated except by a written agreement signed by each of the parties hereto.

/s/ CS	/s/ CS	/s/ CS

/s/ CS	/s/ CS	/s/ CS

     Borrowers Initials

11.    Limitation on Liability. Section 7.25 of the Loan Agreement (the limited recourse provisions) is by this reference hereby incorporated herein in its entirety.
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
BORROWERS:
KBSIII DOMAIN GATEWAY, LLC,
a Delaware limited liability company
By: KBSIII REIT ACQUISITION I, LLC,
a Delaware limited liability company,
its sole member
By: KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By: KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By: KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

By:	/s/ Charles J. Schreiber, Jr.,
Charles J. Schreiber, Jr.,
Chief Executive Officer

KBSIII 1550 WEST MCEWEN DRIVE, LLC,
a Delaware limited liability company
By: KBSIII REIT ACQUISITION IV, LLC,
a Delaware limited liability company,
its sole member
By: KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By: KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By: KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

By:	/s/ Charles J. Schreiber, Jr.,
Charles J. Schreiber, Jr.,
Chief Executive Officer

KBSIII 155 NORTH 400 WEST, LLC,
a Delaware limited liability company
By: KBSIII REIT ACQUISITION V, LLC,
a Delaware limited liability company,
its sole member
By: KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By: KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By: KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.,
Charles J. Schreiber, Jr.,
Chief Executive Officer

KBSIII TOWER AT LAKE CAROLYN, LLC,
a Delaware limited liability company
By: KBSIII REIT ACQUISITION VI, LLC,
a Delaware limited liability company,
its sole member
By: KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By: KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By: KBS REAL ESTATE INVESTMENT TRUST III,
INC., a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.,
Charles J. Schreiber, Jr.,
Chief Executive Officer

KBSIII PARK PLACE VILLAGE, LLC,
a Delaware limited liability company
By: KBSIII REIT ACQUISITION XXII, LLC,
a Delaware limited liability company,
its sole member
By: KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By: KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By: KBS REAL ESTATE INVESTMENT TRUST III,
INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.,
Charles J. Schreiber, Jr.,
Chief Executive Officer

AGENT:

U.S. BANK NATIONAL ASSOCIATION,
a national banking association,
as Administrative Agent

By:	/s/ Christopher R. Coburn
Name:	Christoper R. Coburn
Title:	Assistant Vice President

LENDERS:

U.S. BANK NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Christopher R. Coburn
Name:	Christoper R. Coburn
Title:	Assistant Vice President

MUFG UNION BANK, N.A.,
a national banking association

By:	/s/ Nancy Dal Bello
Name:	Nancy Dal Bello
Title:	Director

FIFTH THIRD BANK

By:	/s/ Matthew Rodgers
Name:	Matthew Rodgers
Title:	VP

REGIONS BANK

By:	/s/ Michael R. Mellott
Name:	Michael R. Mellot
Title:	Director

CONSENT AND REAFFIRMATION OF GUARANTOR

This Consent and Reaffirmation (this "Consent") is attached to that certain First Modification Agreement (Long Form) (the "Modification Agreement") dated as of June 19, 2015 by and among (i) KBSIII PARK PLACE VILLAGE, LLC, a Delaware limited liability company ("Additional Borrower"), (ii) KBSIII DOMAIN GATEWAY, LLC, KBSIII 1550 WEST MCEWEN DRIVE, LLC, KBSIII 155 NORTH 400 WEST, LLC, and KBSIII TOWER AT LAKE CAROLYN, LLC, each a Delaware limited liability company (collectively, the "Initial Borrowers"), (iii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent, lead arranger and book manager (in such capacity, "Agent"), and (iv) each lender party hereto (individually, a "Lender" and collectively with any lender that becomes a party to the Loan Agreement (defined below) in the future, the "Lenders"). All capitalized terms used but not defined in this Consent shall have the meanings given to such terms in the Modification Agreement. KBS REIT PROPERTIES III, LLC, a Delaware limited liability company ("Guarantor"), hereby (i) acknowledges that it has read, reviewed with counsel and agrees to the terms, conditions, provisions and modifications of the Modification Agreement and the transactions contemplated thereby, including without limitation the modifications to that certain Amended and Restated Guaranty dated as of March 10, 2014 (the "Guaranty") made by Guarantor in favor of Agent set forth in Section 2(i) of the Modification Agreement, (ii) agrees that Guarantor's obligations under the Guaranty shall remain unaffected by the Modification Agreement, except as specifically amended pursuant to Section 2(i) thereof, and that all references in the Guaranty to (a) the Loan Documents shall include (without limitation) the Modification Agreement, and (b) any particular Loan Document shall mean such Loan Document as modified to date, including by the Modification Agreement, and (iii) reaffirms the full force and effectiveness of the Guaranty, as amended by the Modification Agreement.
KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company

By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation
its general partner

By:	SEE ATTACHED SIGNATURE PAGE
Charles J. Schreiber, Jr.,
Chief Executive Officer

Consent of Guarantor

KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company

By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

Consent of Guarantor

EXHIBIT M

U.S. Bank Ineligible Guarantor Exclusionary Terms and Conditions

(See Attached)

EXHIBIT M